Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 18, 2005 (except for Note 18, as to which the date is March 25, 2005), accompanying the consolidated financial statements and schedule of Opinion Research Corporation and Subsidiaries contained in Amendment No. 4 to Form S-1 and the related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP
Philadelphia, Pennsylvania
April 20, 2005